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                                                                      EXHIBIT 21

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     SUBSIDIARY                                           STATE OR COUNTRY OF INCORPORATION
     ----------                                           ---------------------------------
BL/Westmark, Inc.                                                   California
Bonutto-Hofer Investments                                           California
CB Bienes Raices, S.A. de C.V.                                      Mexico
CB Commercial Partners, Inc.                                        Delaware
CB Commercial/Koll Corporate Facilities Management, Inc.            Delaware
CB Commercial Real Estate Group, Inc.                               Delaware
CB Commercial Real Estate Fund Management, Inc.                     California
CB Commercial Real Estate Group of Canada, Inc.                     Ontario, Canada
CB Commercial Real Estate Group of Colorado, Inc.                   Delaware
 (dba: CB Commercial Real Estate Group, Inc.)
CB Commercial Real Estate Group of Hawaii, Inc.                     Delaware
CB Commercial Real Estate Group of Iowa                             Iowa
CB Commercial Realty Advisors, Inc.                                 California
CB Commercial Sutton & Towne, Inc.                                  New York
CB Commercial Warehouse Property Corp.                              Delaware
CBS Investment Realty, Inc. (dba: CBS Property Services, Inc.)      Arizona
CBS Investment Realty of New Mexico, Inc. (dba: CBS Property        Arizona
  Services of New Mexico, Inc.)
D.A. Management, Inc.                                               California
Global Professional Assurance Company                               Vermont
Holdpar A (limited partnership formed under the laws of Delaware)   Delaware
Holdpar B (limited partnership formed under the laws of Delaware)   Delaware
KEA/I, Inc.                                                         Delaware
KEA/II, Inc.                                                        Delaware
KMS Construction Co.                                                Delaware
KMS Corporate Real Estate Services, Inc.                            Toronto, Canada
Koll 1031 Exchange Services, Inc.                                   Delaware
Koll Asia Pacific-Hawaii, Inc.                                      Hawaii
Koll Bren Realty Advisors, Inc.                                     Delaware
Koll Capital Markets Group, Inc.                                    Delaware
Koll Corporate Management Systems, Inc.                             Delaware
Koll Holdings International, Inc.                                   Delaware
Koll Investment Management, Inc. (dba: K/B Realty Advisors)         California
Koll Management Service Corporation                                 Colorado
Koll Management Services, Inc.                                      Delaware
Koll Partnerships I, Inc.                                           Delaware
Koll Partnerships II, Inc.                                          Delaware
Koll Real Estate Services                                           Delaware
Koll Specialty Finance Corporation                                  Delaware
Koll Strategic HR Services, Inc. (dba: Real Estate Temps, Inc.)     California
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
     SUBSIDIARY                                       STATE OR COUNTRY OF INCORPORATION
     ----------                                       ---------------------------------
Koll Tender Corporation II                                          Delaware
Koll Tender Corporation III                                         Delaware
Koll Von Karman, Inc.                                               Delaware
L. J. Melody & Company                                              Texas
L. J. Melody Investments, Inc.                                      Texas
Property Management Services, Inc.                                  Hawaii
Roger C. Schultz, Inc.                                              California
Sol L. Rabin, Inc.                                                  California
Stanton H. Zarrow, Inc.                                             California
Sutter Fremont, Inc.                                                California
Sutter Fremont Property Services, Inc.                              Washington
Sutter Fremont Real Estate Merchant Capital Corporation             California
Vincent F. Martin, Jr., Inc.                                        California
Westmark Realty Advisors L.L.C.                                     Delaware
Westmark Real Estate Acquisition Partnership, L.P.                  Delaware
  (limited partnership formed under the laws of Delaware)
WPI/Koll Real Estate Services Company                               Delaware
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